As filed with the Securities and Exchange Commission on February 26, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2053069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5964 La Place Court
Carlsbad, California 92008
(Address, including Zip Code, of Principal Executive Offices)
2010 EQUITY INCENTIVE PLAN
(Full title of the plan)
Hany Massarany
Chief Executive Officer and President
GenMark Diagnostics, Inc.
5964 La Place Court
Carlsbad, California 92008
(760) 448-4300
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Eric J. Stier, Esq.
Senior Vice President, General Counsel and Secretary
GenMark Diagnostics, Inc.
5964 La Place Court
Carlsbad, California 92008
Telephone: (760) 448-4327
Facsimile: (760) 683-6876
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,687,188	$6.46	$10,899,234	$1,321

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2010 Equity Incentive Plan (as amended, the “2010 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number outstanding shares of the Registrant’s common stock.

(2)
The 1,687,188 shares being registered under the 2010 Plan represent additional shares of common stock of the Registrant reserved for issuance under the 2010 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2019 pursuant to the terms of the 2010 Plan.

(3)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low prices per share of the Registrant’s common stock on February 20, 2019 as reported on the NASDAQ Global Market.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E to Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,687,188 shares of common stock under its 2010 Plan pursuant to the provisions of the 2010 Plan providing for an annual automatic increase in the number of shares of common stock reserved for issuance thereunder. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 17, 2010 (Registration No. 333-168892), as modified or superseded pursuant to Rule 412 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

4.1(1)	Certificate of Incorporation.

4.2(2)	Amended and Restated By-Laws.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1(3)	GenMark Diagnostics, Inc. 2010 Equity Incentive Plan, as amended.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-165562) filed on March 19, 2010.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on 8-K filed on August 2, 2018.

(3)	Incorporated by reference (File No. 001-34753) to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2014.

*   *   *

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 26th day of February 2019.

GenMark Diagnostics, Inc.

By:	/s/ Hany Massarany
Name:	Hany Massarany
Title:	Chief Executive Officer and President
POWER OF ATTORNEY
Each director and/or officer of GenMark Diagnostics, Inc. whose signature appears below constitutes and appoints Hany Massarany as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Hany Massarany Hany Massarany	Chief Executive Officer, President and Director (principal executive officer)	February 26, 2019

/s/ Johnny Ek Johnny Ek	Chief Financial Officer (principal financial and accounting officer)	February 26, 2019

/s/ James Fox, Ph.D. James Fox, Ph.D.	Chairman of the Board	February 26, 2019

/s/ Daryl J. Faulkner Daryl J. Faulkner	Director	February 26, 2019

/s/ Kevin C. O’Boyle Kevin C. O’Boyle	Director	February 26, 2019

/s/ Michael S. Kagnoff Michael S. Kagnoff	Director	February 26, 2019

/s/ Lisa M. Giles Lisa M. Giles	Director	February 26, 2019